Exhibit 99.4

Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months ended June 30, 2013 and for the Year Ended December 31, 2013

Index of Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013	4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2013	5

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012	6

Notes and Management’s Assumptions to Pro Forma Condensed Consolidated Financial Statements	7-13

SPIRIT REALTY CAPITAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 17, 2013, Spirit Realty Capital, Inc., a Maryland corporation (“Spirit”), a publicly-listed REIT, and Cole Credit Property Trust II, Inc., a Maryland corporation (“Cole II”), completed the transactions contemplated in the definitive agreement to merge the companies (the “Merger Agreement”) which was approved by stockholders of the respective companies at their stockholder meetings held on June 12, 2013. Under the terms of the Merger Agreement, the combined company (the “Combined Corporation” or “Spirit Realty Capital, Inc.”) is managed by the former Spirit management team and retains the name of Spirit Realty Capital, Inc. The Combined Corporation listed its shares on the New York Stock Exchange under Spirit’s existing ticker SRC, and began trading on July 18, 2013. Spirit stockholders received 1.9048 of newly issued shares of the Combined Corporation for each share of Spirit common stock they owned (which equates to an inverse exchange ratio of 0.525 shares of Spirit Realty Capital, Inc. common stock for each share of Cole II common stock) (the “Exchange Ratio”). Each share of Cole II common stock, issued and outstanding remains outstanding as common stock of the Combined Corporation.

The following unaudited pro forma condensed consolidated financial statements present the financial condition and results of operations of the Combined Corporation, after giving effect to the Merger, and have been prepared by applying the acquisition method of accounting rules under Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Spirit treated as the acquiring entity. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management; however, they are not necessarily indicative of what the Combined Corporation’s financial condition or results of operations actually would have been if the Merger had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma condensed consolidated financial statements do not include the impact of all the potential synergies that may be achieved in the Merger or any strategies that the Combined Corporation’s management may consider in order to continue to efficiently manage the on-going operations of the Combined Corporation.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012, give effect to the Merger as if the Merger had been consummated on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on June 30, 2013.

On July 19, 2013, the sale of two multi-tenant properties valued at approximately $259 million, including the assumption of approximately $139 million of debt, was completed. The net proceeds from the sale (approximately $116 million) were used to repay borrowings under the new revolving credit facility. Management considers this transaction to have a discrete and significant impact to the continuing operations of the Combined Corporation. Accordingly, the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012, give effect to this sale as if it had been consummated on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet gives effect to the sale as if it had occurred on June 30, 2013.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments associated with: (1) Spirit or Cole II acquisitions closed after June 30, 2013 or the related financing of those acquisitions, (2) Spirit or Cole II acquisitions currently under contract or the related financing of those proposed acquisitions, (3) Spirit or Cole II dispositions closed after June 30, 2013 or the repayment of the related financing of such dispositions other than for the sale of the multi-tenant properties noted earlier, and (4) Spirit or Cole II dispositions currently under contract or the repayment of the related financing of those dispositions.

These unaudited pro forma condensed consolidated financial statements, and the related notes thereto, should be read in conjunction with (1) Cole II’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2012, included in Cole II’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2013, and (2) Spirit’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2012, included in Spirit’s Annual Report on Form 10-K as filed with the SEC on March 5, 2013.

Merger Consideration

The pro forma financial information reflects the accounting consideration of approximately $2.0 billion for the Merger, as calculated below treating Spirit as the accounting acquirer (in millions, except price per share):

Cole II shares of common stock outstanding at June 30, 2013	208.6
Multiplied by inverse Exchange Ratio	0.525

Cole II shares of common stock in the combined company (for accounting purposes)	109.5
Multiplied by closing price of Spirit common share on July 17, 2013	$18.50

Accounting consideration for the Merger (“Merger Consideration”)	$2,025.9

As Spirit is treated as the acquiring entity, the calculation of the purchase price for accounting purposes is based on Spirit’s shares. However, under the terms of the Merger Agreement, Spirit’s stockholders received 1.9048 newly issued shares of the Combined Corporation’s common stock for each Spirit share of common stock that they held immediately before the effective date of the Merger. This transaction has resulted in the Combined Corporation having approximately 370.4 million shares of common stock outstanding as of the date of the Merger.

The Merger Consideration will be allocated to all Cole II’s assets acquired and liabilities assumed based on their respective fair values. The allocation has not been finalized and is based upon preliminary estimates of fair values. The allocation of the Merger Consideration and the determination of the fair values of the Cole II’s assets and liabilities will be based on the actual tangible and intangible assets and liabilities that exist as of July 17, 2013, the date the Merger was consummated. The completion of the final valuations, the allocation of the Merger consideration, and the impact of ongoing integration activities could cause material differences in these unaudited pro forma condensed consolidated financial statements.

SPIRIT REALTY CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2013

(In Thousands)

	Spirit Historical	Cole II Historical	Pro Forma Fair Value Adjustments	A	Cole II Pro Forma	Pro Forma Merger Adjustments	B	Spirit Realty Capital, Inc. Pro Forma
Assets
Investments:
Real estate investments:
Land and improvements	$1,345,041	$851,774	$78,583	C	$930,357	$(39,150)	H	$2,236,248
Buildings and improvements	2,031,174	2,200,917	196,078	C	2,396,995	(216,412)	H	4,211,757
Real estate assets under direct financing leases	—	34,438	6,647	C	41,085	—		41,085

Total real estate investments	3,376,215	3,087,129	281,308		3,368,437	(255,562)		6,489,090
Less: accumulated depreciation	(510,983)	(326,676)	326,676	D	—	—		(510,983)

	2,865,232	2,760,453	607,984		3,368,437	(255,562)		5,978,107
Loans receivable, net	44,027	71,499	7,020	E	78,519	—		122,546
Intangible lease assets, net	178,782	275,735	47,286	F	323,021	—		501,803
Real estate assets held for sale, net	42,949	—	—		—	—		42,949

Net investments	3,130,990	3,107,687	662,290		3,769,977	(255,562)		6,645,405
Cash and cash equivalents	38,031	16,187	—		16,187	44,222	G	98,440
Deferred costs and other assets, net	54,482	88,853	(73,121)	I	15,732	3,175	G,H	73,389
Goodwill	—	—	278,538	J	278,538	—		278,538

Total assets	$3,223,503	$3,212,727	$867,707		$4,080,434	$(208,165)		$7,095,772

Liabilities and Stockholders’ Equity
Liabilities:
Revolving credit facilities, net	$26,492	$319,111	$—		$319,111	$(204,764)	G,H	$140,839
Mortgage and notes payable, net	1,905,706	1,436,721	71,906	K	1,508,627	58,226	G,H	3,472,559
Intangible lease liabilities, net	43,859	108,991	81,008	L	189,999	—		233,858
Accounts payable, accrued expenses and other liabilities	62,238	36,819	—		36,819	(14,886)	G	84,171

Total liabilities	2,038,295	1,901,642	152,914		2,054,556	(161,424)		3,931,427
Commitments and contingencies
Stockholders’ equity:
Common stock	849	2,086	769	M	2,855	—		3,704
Capital in excess of par value	1,832,501	1,883,113	139,910	M	2,023,023	—		3,855,524
Accumulated deficit	(648,051)	(573,397)	573,397	M	—	(46,741)	G,H	(694,792)
Accumulated other comprehensive loss	(91)	(717)	717	M	—	—		(91)

Total stockholders’ equity	1,185,208	1,311,085	714,793		2,025,878	(46,741)		3,164,345

Total liabilities and stockholders’ equity	$3,223,503	$3,212,727	$867,707		$4,080,434	$(208,165)		$7,095,772

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SPIRIT REALTY CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(In Thousands, Except Per Share Data)

	Spirit Historical	IPO Related Adjustments	AA	Spirit Pro Forma	Cole II Historical	Pro Forma Adjustments	BB	Cole II Pro Forma	Pro Forma Merger Adjustments	CC	Spirit Realty Capital, Inc. Pro Forma
Revenues:
Rentals	$140,647	$—		$140,647	$130,531	$(1,794)	DD	$128,737	$(9,166)	EE	$260,218
Tenant reimbursement income	—	—		—	8,471	—		8,471	(2,887)	EE	5,584
Earned income from direct financing leases	—	—		—	947	753	FF	1,700	—		1,700
Interest income on loans receivable	2,240	—		2,240	2,937	(1,048)	GG	1,889	—		4,129
Interest income and other	1,322	—		1,322	—	—		—	(1)	EE	1,321

Total revenues	144,209	—		144,209	142,886	(2,089)		140,797	(12,054)		272,952
Expenses:
General and administrative	16,125	(854)	HH	15,271	4,720	—		4,720	(57)	EE	19,934
Merger related costs	11,558			11,558	14,159	—		14,159	(25,717)	II	—
Property costs	1,465	—		1,465	20,113	(7,652)	JJ	12,461	(3,309)	EE	10,617
Real estate acquisition costs	218	—		218	—	—		—	—		218
Interest	75,990	—		75,990	52,133	5,627	LL	57,760	(10,989)	EE,HH MM	122,761
Depreciation and amortization	57,031	—		57,031	43,961	3,485	NN	47,446	(3,394)	EE	101,083
Impairments	1,601	—		1,601	1,152	—		1,152	—		2,753

Total expenses	163,988	(854)		163,134	136,238	1,460		137,698	(43,466)		257,366

Income (loss) from continuing operations before other income (expense) and income tax expense	(19,779)	854		(18,925)	6,648	(3,549)		3,099	31,412		15,586
Other income (expense):
Loss on debt extinguishment	—	—		—	—	—		—	—		—
Gain on sale of real estate assets and property condemnation	—	—		—	323	—		323	—		323

Total other income (expense)	—	—		—	323	—		323	—		323

Income (loss) from continuing operations before income tax expense	(19,779)	854		(18,925)	6,971	(3,549)		3,422	31,412		15,909
Income tax expense	142	—		142	—	—		—	—		142

Income (loss) from continuing operations	$(19,921)	$854		$(19,067)	$6,971	$(3,549)		$3,422	$31,412		$15,767

Income (loss) per share of common stock from continuing operations:
Basic and diluted	$(0.24)	N/A		$(0.23)	$0.03	N/A		$0.02	N/A		$0.04

Weighted average common shares outstanding:
Basic	83,696,858	N/A	NN	83,696,858	208,587,290	N/A		208,587,290	160,054,507		368,641,797

Diluted	83,696,858	N/A	NN	83,696,858	208,588,851	N/A		208,588,851	163,154,580		371,743,431

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SPIRIT REALTY CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share data)

	Spirit Historical	IPO Related Adjustments	AA	Spirit Pro Forma	Cole II Historical	Pro Forma Adjustments	BB	Cole II Pro Forma	Pro Forma Merger Adjustments	CC	Spirit Realty Capital, Inc. Pro Forma
Revenues:
Rentals	$268,696	$—		$268,696	$259,567	$(5,278)	DD	$254,289	$(18,738)	EE	$504,247
Tenant reimbursement income	—	—		—	15,249	—		15,249	(4,340)	EE	10,909
Earned income from direct financing leases	—	—		—	1,888	1,512	FF	3,400	—		3,400
Interest income on loans receivable	5,696	—		5,696	6,148	(2,221)	GG	3,927	—		9,623
Interest income and other	852	—		852	1,197	—		1,197	(1)	EE	2,048

Total revenues	275,244	—		275,244	284,049	(5,987)		278,062	(23,079)		530,227
Expenses:
General and administrative	36,263	(11,479)	HH	24,784	7,984	—		7,984	(6)	EE	32,762
Merger related costs	—	—		—	5,847	—		5,847	(5,847)	II	—
Property costs	5,176	—		5,176	41,361	(15,232)	JJ	26,129	(6,864)	EE	24,441
Real estate acquisition costs	1,054	—		1,054	—	—		—	—		1,054
Interest	156,220	(24,167)	KK	132,053	107,963	7,410	LL	115,373	401	MM,EE	247,827
Depreciation and amortization	105,776	—		105,776	89,238	5,652	NN	94,890	(7,109)	EE	193,557
Impairments	8,918	—		8,918	6,898	—		6,898	—		15,816

Total expenses	313,407	(35,646)		277,761	259,291	(2,170)		257,121	(19,425)		515,457

Income (loss) from continuing operations before other income (expense) and income tax expense	(38,163)	35,646		(2,517)	24,758	(3,817)		20,941	(3,654)		14,770
Other income (expense):
Loss on debt extinguishment	(32,522)	32,522	KK	—	—	—		—	—		—
Gain on sale of real estate assets and property condemnation	—	—		—	639	—		639	—		639

Total other income (expense)	(32,522)	32,522		—	639	—		639	—		639

Income (loss) from continuing operations before income tax expense	(70,685)	68,168		(2,517)	25,397	(3,817)		21,580	(3,654)		15,409
Income tax expense	504	—		504	—	—		—	—		504

Income (loss) from continuing operations	$(71,189)	$68,168		$(3,021)	$25,397	$(3,817)		$21,580	$(3,654)		$14,905

Income (loss) per share of common stock from continuing operations:
Basic and diluted	$(1.72)	N/A		$(0.04)	$0.12	N/A		$0.10	N/A		$0.04

Weighted average common shares outstanding:
Basic	41,277,353	N/A	OO	83,694,549	210,075,980	N/A		210,075,980	159,677,152		369,753,132

Diluted	41,277,353	N/A	OO	83,694,549	210,077,076	N/A		210,077,076	161,094,726		371,171,802

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

General

The Spirit and Cole II historical amounts include the reclassification of certain historical balances to conform to the post-Merger Spirit Realty Capital, Inc.’s presentation of these unaudited pro forma condensed consolidated financial statements, as described below:

Balance Sheet:

•

Cole II’s balances for Rents and tenant receivables, less allowance for doubtful accounts, Restricted cash, Prepaid and other assets, and Deferred financing costs, less accumulated amortization previously disclosed as separate components have been reclassified to Deferred costs and other assets, net.

•	Cole II’s balances for Line of credit previously included in Notes payable and line of credit has been reclassified to Line of credit as a separate component.

•	Cole II’s balances for Notes payable previously included in Notes payable and line of credit have been reclassified to Mortgage and Notes payable, net.

•

Cole II’s balances for Due to affiliates, Distributions payable, Deferred rental income, and Derivative and other liabilities previously disclosed as separate components have been reclassified to Accounts payable, accrued expenses and other liabilities.

Statement of Operations:

•

Cole II’s balances for Property operating expenses and Property and asset management expenses previously disclosed as separate components of Cole II’s total operating expenses have been combined and reclassified to Property costs.

•

Cole II’s balances for Depreciation and Amortization previously disclosed as separate components of Cole II’s total operating expense have been combined and reclassified to Depreciation and amortization.

•

Cole II’s balances for Equity in income of unconsolidated joint ventures and other income previously disclosed as a separate component of Other income (expense) has been reclassified into Interest income and other as a component of Total revenues.

•

Cole II’s balance for Impairment of investment in unconsolidated joint venture and Interest expense previously disclosed as a separate components of Other income (expense) have been reclassified into Impairments and Interest which are separate components of Total expenses.

•

Spirit’s and Cole II’s balances for Real estate acquisition costs and Merger related costs, previously included in General and administrative are being disclosed as separate components of Total expenses.

•	Spirit’s balances for IPO related costs previously included in General and administrative are being disclosed as a separate component of Total expenses.

Balance Sheet

General

A.	The allocation of the Merger Consideration presented in the unaudited pro forma condensed consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, in-place and above and below-market intangible lease assets and liabilities, mortgage notes receivable, real estate assets under direct financing leases and related mortgage debt acquired and assumed in the Merger. These fair value estimates are being prepared by independent valuation firms and take into consideration various factors, including (1) market conditions, (2) the industry in which the tenants operate, (3) the characteristics of the real estate (i.e. location, size, demographics, value and comparative rental rates), (4) the tenant credit profile, (5) store profitability metrics and the importance of the real estate to the operations of the tenant’s business.

The allocation of the Merger Consideration, and the determination of the fair values of Cole II’s assets and liabilities, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of July 17, 2013, the date of the consummation of the Merger, and have not yet been finalized. The final allocation may be significantly different from the preliminary estimates used in the unaudited pro forma condensed consolidated financial statements.

B.	In connection with the Merger, the Combined Corporation incurred legal, accounting and finance advisory services, debt financing related costs and other third-party expenses. The pro forma condensed consolidated balance sheet has been adjusted accordingly. However, the pro forma condensed consolidated financial statements exclude adjustment for certain debt refinancing costs and expenses which may be incurred subsequent to the Merger. Such effects involve estimates that could vary based on assumptions made as to the timing and expected outcomes resulting from decisions made after the Merger was consummated.

Concurrent with the Merger, financing commitments obtained at the time the Merger agreement was executed were replaced with a three-year $400 million new revolving credit facility and $203 million in 10 year, fixed rate CMBS financing. Cole II’s outstanding borrowings under an existing line of credit were repaid concurrently with the closing of the Merger.

Assets

C.	Cole II’s real estate assets have been adjusted to their estimated fair values. The estimated fair values were based on appraisals provided by an independent valuation firm. The valuation methodologies employed by the independent valuation firm followed customary methods, including an assessment of comparable market statistics and the use of discounted cash flow analyses.

In estimating the fair value of the real estate assets under direct financing leases, the independent valuation firm took into account the aggregate of the remaining minimum lease payments and the residual values of the assets upon expiration of the respective leases.

D.	Cole II’s historical accumulated depreciation balances have been eliminated.

E.	The fair value of loans receivable was estimated by discounting the expected future cash flows of the notes at interest rates which management believes would be earned for similar loans.

F.	Adjustments to Cole II’s Intangible lease assets were as follows (in thousands):

Elimination of Cole II’s historical Lease in place, net balances	$(232,873)
Elimination of Cole II’s historical balances assigned to the value of leases that had above market rents	(39,253)
Elimination of Cole II’s unamortized leasing commissions	(3,609)
Recognition of the value of acquired in place leases	247,262
Recognition of the value of leases with above market rents at the close of the Merger	75,759

$47,286

G.	The adjustment to Cash and cash equivalents includes unpaid costs at June 30, 2013, incurred to secure (a) financing commitments, (b) permanent term and revolving credit facilities, and (c) lenders’ consents. The adjustment also includes proceeds from the financing facilities closed concurrently with the Merger (see Note B) to pay for Merger related transaction costs, as well as the repayment in full of Cole II’s amounts due under its revolving line of credit. Components of the adjustment are summarized below (in thousands):

	Deferred costs and other assets	Revolving credit facilities, mortgage and notes payable, net	Accounts payable, accrued expenses and other liabilities	Accumulated deficit	Cash and cash equivalents
Transaction costs	$—	$—	$(5,103)	$(43,221)	$(48,324)
Financing costs	(959)	—	(9,783)	(1,852)	(12,594)
Costs and deposits to secure lenders’ consents (a)	(2,356)	(5,374)	—	(1,019)	(8,749)
Proceeds from new CMBS	—	203,000	—	—	203,000

	(3,315)	197,626	(14,886)	(46,092)	133,333
Proceeds from new revolving credit facility	—	230,000	—	—	230,000
Repayment of Cole II revolving credit facility	—	(319,111)	—	—	(319,111)

	$(3,315)	$108,515	$(14,886)	$(46,092)	$44,222

(a)

Fees paid to Spirit lenders to obtain consents are expected to be capitalized and amortized over the remaining term of the respective mortgage and notes payable. Third-party expenses incurred to solicit and secure lenders’ consents are reflected as non-recurring and are expensed as incurred.

H.	On July 19, 2013, two multi-tenant properties were sold. This transaction was valued at approximately $259 million, including the assumption of approximately $139 million in debt. The net proceeds from the sale (approximately $116 million) were used to repay borrowings under the new revolving credit facility. Management considers this transaction to have a discrete and significant impact to the continuing operations of the combined corporation. The adjustment gives effect to the sale and related financing transaction as if it had occurred on June 30, 2013.

I.	Cole II’s historical deferred financing costs and straight-line receivables balances of $15.7 million and $57.4 million, respectively, are eliminated.

J.	Reflects an estimate of goodwill calculated as the excess between the total Merger consideration and the estimated fair values of the assets acquired and liabilities assumed. The Combined Corporation considers this to represent the future economic benefits arising from other assets acquired in the Merger that are not individually identified and separately recognized.

Liabilities

K.	The fair value of the Mortgage and notes payable assumed as part of the Merger was determined by a leading independent risk management advisory firm. Their determination of fair value was derived by discounting the expected future cash flows using an interest rate considered appropriate for financing arrangements with similar terms, collateral and remaining maturities.

L.	The adjustment reflects the elimination of Cole II’s historical Intangible lease liabilities, net, and recognition of leases assumed in connection with the Merger that were considered to have below market rents. The independent valuation firm’s appraisal of the real estate assets, identified these leases and an adjustment was made to value them at current market. Their determination of the estimated fair value considered current market rental rates and remaining lease terms.

Equity

M.	The adjustment represents the elimination of Cole II’s historical balances and the issuance of the Combined Corporation’s stock in the Merger.

Statements of Operations

General

AA.	On September 25, 2012, Spirit completed an IPO. The IPO and the transactions related to it, which are presented and discussed in Spirit’s prospectus filed on Form S-11with the SEC on September 19, 2012, have had and are expected to have a discrete material impact on the Company. Accordingly, Spirit’s historical unaudited condensed consolidated statements of operations have been adjusted to give effect to:

•	the completion of the IPO;

•	full extinguishment of the Term Loan discussed in Note HH below;

•	the amortization of non-cash stock-based compensation expense incurred as a result of restricted stock awards granted in connection with the IPO;

•	the payment of consent fees and other expenses associated with securing lenders’ consents to the IPO; and

•	the payment and amortization of financing costs related to a secured revolving credit facility which was put in place upon the completion of the IPO.

These IPO related adjustments were prepared to reflect the impact on operations as if the IPO and the transactions related to it had occurred on January 1, 2012.

Spirit’s historical results of operations for the year ended December 31, 2012 include costs associated with being a public company since the completion of the IPO. Spirit expects that the full year incremental costs would be approximately $2.1 million, which have not been reflected as an increase in general and administrative expenses because such amounts are not contractually obligated.

BB.	The pro forma adjustments reflect the effect on Cole II’s historical consolidated statements of operations and shares used in computing earnings per common share as if the Merger occurred on January 1, 2012.

CC.	In connection with the Merger, Spirit incurred legal, accounting and finance advisory services, debt financing related costs and other third-party expenses. The pro forma condensed consolidated financial statements have been adjusted accordingly. However, such financial statements exclude adjustments for certain debt refinancing costs and expenses which may be incurred subsequent to the Merger. Such effects involve estimates that could vary based on assumptions made regarding the timing and expected amounts resulting from decisions made by management after the consummation of the Merger.

Revenues

DD.	The adjustment reflects the difference in pre-merger and post-merger rental revenue generated on a straight-line basis, as well as adjustments for amortization for pre-merger and post-merger above and below market lease intangible assets and liabilities, as follows:

	Six months ended	Year ended
	June 30, 2013	December 31, 2012
Pro forma adjustments to rental revenue
Straight-line rent	$1,208	$1,189
Above market lease amortization	1,883	3,847
Below market lease amortization	(4,885)	(10,314)

Total	$(1,794)	$(5,278)

EE.	On July 19, 2013, two multi-tenant properties were sold (see Note H). The adjustment eliminates the impact on net operating results that these properties and related financing contributed in each of the respective periods as follows:

	Six months ended	Year ended
	June 30, 2013	December 31, 2012
Rentals	$9,166	$18,738
Tenant reimbursement income	2,887	4,340
Interest income and other	1	1

Total revenues	12,054	23,079
General and administrative	57	6
Property costs	3,309	6,864
Interest	4,456	8,911
Depreciation and amortization	3,394	7,109

Total expenses	11,216	22,890

Net reduction in income from continuing operations	$838	$189

FF.	The adjustment reflects the difference between (a) historical interest income earned and (b) estimated earned income based on the fair value assigned to the direct financing leases, including expected residual values of the underlying properties and market discount rates.

GG.	The adjustment reflects the amortization of additional premium resulting from a difference in the face value of the notes and their estimated fair value amortized over the weighted average remaining term for the respective notes receivable.

Expenses

HH.	Certain members of Spirit’s management were granted restricted common stock awards of which $4.0 million vested as a direct result of the IPO (“IPO Stock Awards”). The remainder of the IPO Stock Awards are earned over a three-year vesting period and are reflected in general and administrative expense in the pro forma condensed consolidated statements of operations for Spirit. Additionally, the adjustment reflects the amortization of non-cash stock-based compensation expense incurred as a result of restricted stock awards (“Restricted Stock Awards”) that were granted to Spirit’s directors, management and other employees with an aggregate value of $14.1 million. The Restricted Stock Awards vest over a three-year period for management and other employees and over a one-year period for directors. The amortization of the IPO Stock Awards and the Restricted Stock Awards are accounted for as stock-based compensation.

Separately, Spirit had $729 million in principal debt outstanding under a term loan (“Term Loan”), which as a result of the IPO, was fully extinguished through repayment ($399 million) and conversion ($330 million) into Spirit common stock. In connection with the IPO, Spirit also expensed $4.7 million in third party charges associated with obtaining lenders’ consents to the IPO.

Adjustments to general and administrative expenses reflect the effect of the stock awards, removal of expenses associated with the extinguishment of the Term Loan and the removal of the one-time expenses associated with securing lenders’ consents to the IPO, are summarized below:

	Six Months End June 30, 2013	Year Ended December 31, 2012
Reductions to general and administrative expenses
Elimination of IPO Stock Awards	$—	$(4,000)
Amortization of stock-based compensation of restricted common stock awards	(854)	5,301
Amortization (non-interest portion) of interest rate swap and other associated losses	—	(8,037)
Third party expenses incurred to secure lenders’ consents to IPO	—	(4,743)

Total	$(854)	$(11,479)

II.	The adjustment eliminates Merger related transaction costs.

JJ.	The adjustment eliminates advisory related fees for asset management and property management, excluding any expense reimbursements, that have historically been paid to Cole II’s advisor. The Combined Corporation will be a self-managed REIT and, accordingly, these charges will not be a part of its continuing operations.

KK.	Spirit had $729 million in principal debt outstanding under a term loan (“Term Loan”), which as a result of the IPO, was partially repaid ($399 million), with the balance ($330 million) converted into Spirit common stock. Spirit recognized a loss on debt extinguishment of $32.5 million. The adjustment to reduce interest expense is associated with the removal of charges associated with the Term Loan which will not be a part of the continuing operations of the Combined Corporation as detailed below:

December 31, 2012
Reductions to interest expense
Interest expense (cash)	$(19,925)
Amortization of net losses related to related hedge agreements	(3,414)
Amortization of related deferred financing costs	(2,389)
Amortization of related debt discounts	1,561

Total	$(24,167)

LL.	The adjustment eliminates amortization of deferred financing costs and reflects the estimated interest to be paid on the mortgage and notes payable assumed. Interest expense was determined by amortizing the difference between the notes payable face amount and the estimated fair value over Cole II’s weighted average remaining term for its notes payable, excluding its line of credit.

MM.	The Combined Corporation incurred costs to (a) obtain financing commitments at the time the Merger agreement was executed, (b) establish its new three-year revolving credit facility, (c) raise CMBS debt financing, as well as (d) obtain Spirit’s lenders’ consents to the Merger. These costs will be capitalized and will be an adjustment to interest expense over the remaining term of the respective notes.

The financing commitments obtained at the time the Merger agreement was executed were replaced with the new revolving credit facility and CMBS debt financing. Proceeds from these new facilities were used to repay outstanding borrowings under pre-existing revolving credit facilities concurrent with the Merger closing.

In addition to the amortization of the capitalized financing costs discussed earlier, the pro forma adjustment reflects the estimated interest charges to be incurred under these new credit facilities.

The table below summarizes the components of the pro-forma adjustment to interest expense:

		Adjustment to interest expense
(Dollars in thousands)		Six months ended June 30, 2013	Year ended December 31, 2012
New $400 million revolving credit facility		$3,893	$7,786
$203 million fixed rate CMBS financing		5,860	11,738
Lender consent fees		1,160	2,387

		10,913	21,911
Less:	Bridge financing commitment costs (one -time Merger)	(10,087)	—
Less:	Remove costs associated with pre-merger revolving credit facilities which were terminated concurrent with the Merger and replaced with the new credit facilities	(7,359)	(12,599)

		(6,533)	9,312
Less:	Interest expense on financing related to multi-tenant properties that were sold - see Note EE	(4,456)	(8,911)

		$(10,989)	$401

NN.	The adjustment (a) eliminates previously recognized depreciation and amortization and reflects the estimated depreciation and amortization for real estate and intangible lease assets and liabilities, net; and (b) recognizes depreciation and amortization for these same items over the estimated useful lives as determined by the independent valuation firm. Remaining useful lives as determined by the independent valuation firm for buildings was 33 years and 11 years for land improvements. Amortization of in-place leases is over the weighted average remaining lease term of approximately 17 years which takes into account the exercise of below market renewal options

OO.	Spirit’s weighted average number of shares of common stock outstanding (basic and diluted) excludes unvested restricted stock awards, and pro forma amounts assume the IPO and the portion of the Term Loan which was converted into common stock occurred on January 1, 2012. No potentially dilutive securities were included as their effect would be anti-dilutive.